AIRBORNE, INC.	Two New Ways to Vote VOTE BY INTERNET OR TELEPHONE 24 Hours a Day - 7 Days a Week Save your Company Money - It’s Fast and Convenient

TELEPHONE 1-888-580-7649		INTERNET https://www. proxyvotenow.com/abf		MAIL

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.	OR	Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.	OR	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Please do not mail additional cards in the return envelope.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING

CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

1-888-580-7649

CALL TOLL-FREE TO VOTE

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

☐	Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink

Proposals 1 and 2 are expressly conditioned upon the approval of the other. This means that you must approve both proposals 1 and 2 if you wish to approve the merger.

						FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1	To approve the proposal to adopt the agreement and plan of merger, dated as of March 25, 2003, between the Company, DHL Worldwide Express B.V. and Atlantis Acquisition Corporation. Director recommendation: FOR					☐	☐	☐	4.	To approve the shareholder proposal not to adopt or extend any poison pills unless submitted to a shareholder vote. Director recommendation: AGAINST	☐	☐	☐

2	To approve the alternative merger consideration of $21.65. Director recommendation: FOR					☐	☐	☐	5.

To approve the shareholder proposal to urge the Board of Directors to amend the Bylaws to require that an independent director who had not served as chief executive officer of the Company serve as Chairman of the Board. Director recommendation: AGAINST

											☐	☐	☐

3.	ELECTION OF DIRECTORS – Class C (Term to expire 2006)								6.	To approve the shareholder proposal to adopt a policy that all future stock options grants to senior executives be linked to an industry peer group stock index. Director recommendation: AGAINST	☐	☐	☐
	FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐

Nominees: Carl D. Donaway, Richard M. Rosenberg

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and strike out the nominee’s name above. If you desire to cumulate your votes for any individual nominee(s), write your instruction, as to the number of votes cast for each, on the space provided below. The total must not exceed two times the number of shares you hold).

*Exceptions

									7.	To approve the shareholder proposal to establish a policy of expensing the costs of all future stock options issued by the Company. Director recommendation: AGAINST	☐	☐	☐
									8.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

SCAN LINE

Please sign as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

AIRBORNE, INC.

3101 Western Avenue, P.O. Box 662, Seattle, WA 98111

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Carl D. Donaway, James H. Carey, and Andrew B. Kim as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated below, all the shares of Common Stock of Airborne, Inc. (the “Company”) held of record by the undersigned on July 8, 2003, at the annual meeting of shareholders to be held August     , 2003, or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Except as otherwise directed, this proxy will be voted FOR the adoption of the merger agreement, FOR approval of the alternative merger consideration, FOR the election of the nominees named on the reverse side; and AGAINST each of the shareholder proposals.

Continued, and to be signed and dated on reverse side.

To change your address, please mark this box.	☐	AIRBORNE, INC. P.O. BOX 11249 NEW YORK, N.Y. 10203-0249
To include any comments, please mark this box.	☐